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                                                                  EXHIBIT 23.2

Consent of Ernst & Young LLP


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4, No. 333-      ) and the related Prospectus of
Horizon Bancorp, Inc. and Subsidiaries for the registration of 1,818,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1996, with respect to the consolidated financial statements of Horizon Bancorp, Inc. and Subsidiaries incorporated by reference in its Annual Report of Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP


Charleston, West Virginia
April 5, 1996